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                                                                   EXHIBIT 99.03


   LACERTE SOFTWARE CORPORATION AND LACERTE EDUCATIONAL SERVICES CORPORATION
        UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS INFORMATION

                                               SIX MONTHS
                                                  ENDED
                                                MARCH 31,
                                                  1998
                                              ------------
                                             (IN THOUSANDS)
Net revenue............................         $ 64,208
Costs and expenses:
  Cost of goods sold:
     Product...........................            3,185
     Amortization of purchased software
       and other.......................               --
  Customer service and technical
     support...........................            3,523
  Selling and marketing................            2,442
  Research and development.............            8,925
  General and administrative...........            9,150
  Other acquisition costs, including
     amortization of goodwill and
     purchased intangibles.............               --
                                                --------
       Total costs and expenses........           27,225
                                                --------
       Income (loss) from
          operations...................           36,983
Interest and other income and expense,
  net..................................              331
Gain on disposal of business...........               --
                                                --------
Net income (loss) before income taxes..           37,314
Provision for (benefit from) income
  taxes................................               71
                                                --------
Net income (loss)......................         $ 37,243
                                                ========
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